UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 23, 2011

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 23, 2011, Office Depot, Inc.’s (the “Company”) Board of Directors elected Mr. Neil R. Austrian to serve as the Company’s Chairman and Chief Executive Officer (on a non-interim basis), effective immediately.

Prior to this appointment, Mr. Neil R. Austrian, 71, had been serving as the Company’s interim Chairman and Chief Executive Officer since November 1, 2010. Mr. Austrian has served as a member of the Board of Directors of the Company (a “Director”) since 1998 when the Company merged with Viking Office Products, where he had been a director since 1988. Mr. Austrian has served as a member of the Finance Committee since 2003. He also served as the Company’s interim Chairman and Chief Executive Officer from October 4, 2004 until March 11, 2005 and as Lead Director of the Company and Chair of the Corporate Governance and Nominating Committee from March 2006 until November 1, 2010. Prior to serving as a Director, Mr. Austrian was the President and Chief Operating Officer of the National Football League from 1991 to 1999. In addition, Mr. Austrian served as a managing director of Dillon, Read & Company, Inc. from October 1987 until March 1991. Before Dillon Read, Mr. Austrian was Chairman & CEO of Showtime/The Movie Channel, a joint venture between Warner Communications and Viacom, and he also served as Chief Executive of the advertising firm Doyle, Dane, Bernbach. Mr. Austrian is currently a Director of DirecTV and is on the advisory board of MidOcean Partners.

The Company and Mr. Austrian entered into a Letter Agreement dated May 23, 2011 (the “Agreement”), that sets forth his new compensatory arrangements and supersedes his prior Letter Agreement with the Company dated November 2, 2010.

Base Salary: Under the Agreement, Mr. Austrian’s commencement date is May 23, 2011, and he will receive a base salary at the annualized rate of $1,100,000, which will accrue beginning on May 23, 2011.

Annual Incentive Compensation: Under the Agreement, Mr. Austrian will be eligible to earn an annual target bonus (the “Target Bonus”) equal to 140% of his base salary, with such Target Bonus to be pro-rated for the duration of 2011. Mr. Austrian’s eligibility for the Target Bonus will be subject to service and performance requirements. Under the Agreement, Mr. Austrian must achieve separate quarterly performance targets determined by the Board or the Compensation Committee of the Board in good faith consultation with Mr. Austrian. In addition, Mr. Austrian must be continuously employed with the Company through the last day of the applicable calendar quarter in order to receive the bonus earned for such quarter. For each calendar quarter that Mr. Austrian satisfies the service requirement and the applicable performance targets, he shall be paid the corresponding earned bonus within 2 1/2 months following the end of such calendar quarter. Unless otherwise determined by the Board or the Compensation Committee, Mr. Austrian’s Target Bonus opportunity shall be in lieu of his right to participate in any other annual bonus plan applicable to other Company employees, except that the Board or the Compensation Committee may administer Mr. Austrian’s Target Bonus under the terms of the Company’s 2008 Bonus Plan for Executive Management Employees.

Amendment to November 2, 2010 Option Agreement: In connection with his acceptance of the interim Chairman and Chief Executive Officer position last fall, Mr. Austrian was granted a non-qualified stock option award to purchase 400,000 shares of common stock of the Company (the “Option”), pursuant to and subject to the terms of the Company’s 2007 Long-Term Incentive Plan (the “LTIP”). The Option was granted with an exercise price of $4.43, and with such other customary terms as determined by the Compensation Committee under the LTIP and as set forth in Mr. Austrian’s previously disclosed Non-Qualified Stock Option Award Agreement, dated November 2, 2010 (the “Option Agreement”). Under the Option Agreement, 1/3 of the Option vested on the grant date of November 2, 2010, and additional 1/3 installments of the Option had been scheduled to vest on each of the first and second anniversaries of such grant date. Under the Agreement, 100% of the remaining unvested portion of the Option (2/3 of the total grant) will now vest on April 30, 2013. In addition, under the Agreement, Mr. Austrian agreed that his appointment as permanent Chairman and Chief Executive Officer of the Company did not constitute a “Successor CEO Event” under the Option Agreement (which would have resulted in a partial acceleration of his Option vesting). All other previously disclosed terms of the Option Agreement remain the same.

Restricted Stock Grants: Under the Agreement, in lieu of a sign-on cash bonus and to incentivize future performance, Mr. Austrian was awarded two grants of restricted shares of the Company’s common stock (“Restricted Shares”) on May 23, 2011 (“Grant Date”) pursuant to the LTIP. The first grant of 600,000 Restricted Shares is subject to vesting based on a service requirement under the 2011 Restricted Stock Award Agreement (Time Vesting) dated May 23, 2011 (“Grant A”), and the second grant of 600,000 Restricted Shares is subject to vesting based on both service and performance requirements under the 2011 Restricted Stock Award Agreement (Performance Vesting) dated May 23, 2011 (“Grant B”), as more fully described below.

Grant A (Time Vesting) - Under Grant A, 100% of the 600,000 Restricted Shares will vest on April 30, 2013 if Mr. Austrian is continuously employed by the Company or any subsidiary from the Grant Date until April 30, 2013. If Mr. Austrian’s employment with the Company or any subsidiary terminates voluntarily or involuntarily prior to April 30, 2013, he will forfeit 100% of the Restricted Shares upon such termination of employment unless the Restricted Shares are subject to accelerated vesting as described below:

•

Death or Disability. If Mr. Austrian terminates employment with the Company or any subsidiary due to death or Disability (as defined below), 100% of the Restricted Shares will vest as of the date of his termination. Mr. Austrian will be considered “Disabled” if he has been determined to satisfy the conditions necessary to commence disability benefits under the Company’s long-term disability program.

•

Termination Without Cause. If Mr. Austrian is terminated by the Company without Cause (as defined in the LTIP) before April 30, 2013, 100% of the Restricted Shares will vest: (i) on April 30, 2013, if he continues serving as a Director until April 30, 2013; or (ii) if he is subsequently not re-elected to the Board (other than following an event that would have constituted Cause) despite offering himself as a candidate for re-election to the Board, on the date he is not re-elected to the Board.

•	Change in Control. 100% of the Restricted Shares will vest immediately prior to a Change in Control (as defined in the LTIP).

Grant B (Performance Vesting) - Under Grant B, the 600,000 Restricted Shares will vest (in whole or in part) to the extent that the applicable “Performance Condition” and “Service Condition” (each, as defined below) have both been satisfied on or prior to April 30, 2014 (the “Termination Date”).

•

Performance Condition. The “Performance Condition” shall be satisfied: (i) for 300,000 Restricted Shares if the closing trading price of the Company’s Common Stock on the New York Stock Exchange (“NYSE”) equals or exceeds $5.50 for 30 consecutive trading days, and (ii) for the additional 300,000 Restricted Shares if the closing trading price of the Company’s Common Stock on the NYSE equals or exceeds $7.00 for 30 consecutive trading days.

•

Service Condition. The “Service Condition” will be satisfied for each half of the 600,000 Restricted Shares if Mr. Austrian remains continuously employed by the Company or any subsidiary from the Grant Date until the later of: (i) April 30, 2013, or (ii) the date on which the applicable Performance Condition for each half of the Restricted Shares is satisfied.

Mr. Austrian will forfeit all unvested Restricted Shares as of the Termination Date, or as of the date Mr. Austrian voluntarily or involuntarily terminates his employment with the Company or any subsidiary, if earlier, unless the Restricted Shares are subject to accelerated vesting as described below:

•

Death or Disability. If Mr. Austrian terminates employment with the Company or any subsidiary before the Termination Date due to death or Disability (as defined above under Grant A), the Service Condition will be satisfied for 100% of the Restricted Shares, and: (i) to the extent that one or both of the Performance Conditions has previously been satisfied, the corresponding portion(s) of the Restricted Shares shall vest as of the date of his death or Disability, and (ii) any remaining unvested portion(s) of the Restricted Shares will vest if and when such Performance Condition(s) is achieved on or prior to the Termination Date.

•

Termination Without Cause. If Mr. Austrian is terminated by the Company without Cause (as defined in the LTIP) before the Termination Date, the Service Condition will be satisfied for 100% of the Restricted Shares: (i) as of the later of: (x) April 30, 2013, or (y) the date on which the applicable Performance Condition for each half of the Restricted Shares is satisfied, if he continues serving as a Director until such date, or (ii) if he is subsequently not re-elected to the Board (other than following an event that would have constituted Cause) despite offering himself as a candidate for re-election to the Board, on the date he is not re-elected to the Board. Following a termination without Cause, Mr. Austrian will remain eligible to satisfy the Performance Conditions with respect to the Restricted Shares (to the extent not previously satisfied) until the Termination Date, as described above.

•	Change in Control. 100% of the Restricted Shares will vest immediately prior to a Change in Control (as defined in the LTIP).

Change in Control Agreement/Restrictive Covenant Agreement. Under the Agreement, Mr. Austrian will enter into the Company’s standard forms of Change of Control Agreement for certain executives and Non-Competition, Confidentiality and Non-Solicitation Agreement for Associates.

Benefits: Mr. Austrian shall participate in all of the Company’s benefit plans on the same basis as generally made available to other senior executives of the Company, except for a car allowance, which he has waived.

Good Cause: Under the Agreement, the term “good cause” shall mean: Mr. Austrian’s conviction of a felony or willful malfeasance or gross negligence in discharging his duties under the Agreement, resulting in material harm to the Company. Under the Agreement, “good cause”: (i) shall be established only by a vote of 75% or more of the members of the Board (other than Mr. Austrian), (ii) shall specify the nature of such good cause, (iii) include a determination that Mr. Austrian has engaged in the conduct constituting good cause, and (iv) shall direct that Mr. Austrian’s employment shall be terminated for good cause.

Termination: The Agreement may be terminated by either party at any time and for any reason with sixty (60) days notice to the other, and will terminate immediately upon Mr. Austrian’s death or upon termination of his employment by the Company for good cause. The Company may also terminate Mr. Austrian’s employment on less than sixty (60) days notice if Mr. Austrian becomes Disabled (as defined above under Grant A). Upon Mr. Austrian’s voluntary or involuntary termination, the Company shall pay Mr. Austrian only his accrued base salary through such termination and his then vested benefits pursuant to the Company’s benefit plans and this Agreement.

Committee Memberships: Mr. Austrian will continue to serve as a Director and his service on all standing committees of the Board and any committees requiring director independence shall remain suspended. However, he will be allowed to attend any and all meetings of the Board’s committees in his capacity as Chief Executive Officer. Mr. Austrian will not receive any compensation for his service as a Director.

The foregoing description of the terms of the Agreement and specified agreements is qualified in its entirety by reference to the respective agreements attached hereto as Exhibits, and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Letter Agreement between Office Depot, Inc. and Neil R. Austrian dated May 23, 2011.

10.2	2011 Restricted Stock Award Agreement (Time Vesting) for Neil R. Austrian, dated May 23, 2011.

10.3	2011 Restricted Stock Award Agreement (Performance Vesting) for Neil R. Austrian, dated May 23, 2011.

10.4	Change of Control Agreement dated as of May 23, 2011, by and between Office Depot, Inc. and Neil R. Austrian.

10.5	Non-Competition, Confidentiality and Non-Solicitation Agreement for Associates dated as of May 23, 2011, by and between Office Depot, Inc. and Neil R. Austrian.

99.1	Press release of Office Depot, Inc. issued on May 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: May 23, 2011	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, General Counsel & Corporate Secretary